Exhibit 10.2

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of January 26, 2006 and entered into by and among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas (“Borrower”), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a “Bank” and, collectively, the “Banks”) and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank who was successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the “Agent”) and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of June 10, 2005, (as amended, the “Credit Agreement”), by and among the Parent, the Borrower, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.6(b) of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Revolving Commitments;

WHEREAS, each Bank party hereto and already a party to the Credit Agreement wishes to increase its Revolving Commitments, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a “New Bank”), wishes to become a Bank party to the Credit Agreement;

WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Bank severally agrees that its Revolving Commitment shall be increased to, or in the case of a New Bank, shall be, the amount set forth opposite its name on the signature pages hereof.

Section 2. New Banks. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered under Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it has met the requirements to be an assignee under Section 13.8 of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a “Bank” under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

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Section 3. New Notes. Borrower agrees to execute and deliver to each Bank a new Revolving Note in the amount of such Bank’s Revolving Commitment after giving effect to this Supplement, each such Revolving Note payable to a Bank already party to the Credit Agreement to be delivered in modification of, but not in extinguishment of the indebtedness evidenced by, the Revolving Note previously payable to such Bank (each herein a “Prior Note”). Each of the parties hereto hereby acknowledges and agrees that each such new Revolving Note is a Revolving Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by such Revolving Notes shall constitute Loans for all purposes under the Credit Agreement and the other Loan Documents.

Section 4. Conditions to Effectiveness. Section 1 and 2 of this Supplement shall become effective only upon the satisfaction of the condition precedent that the Agent shall have received on or before the effective date hereof (the “Effective Date”) all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

(a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Supplement and the Revolving Notes executed pursuant hereto or a certification that the resolutions have not changed since the certified copies were delivered at closing;

(b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the name of each officer of Borrower who is authorized to sign this Supplement and the Revolving Notes executed pursuant hereto (including the certificates contemplated herein) together with specimen signatures of each such officer;

(c) Certificate of Incorporation. The certificate of incorporation of Borrower certified by the Secretary of State of the state of incorporation of Borrower and dated a current date or a certification that the certificate of incorporation has not changed since the certified copies were delivered at closing;

(d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower or a certification that the bylaws have not changed since the certified copies were delivered at closing;

(e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated a current date;

(f) Revolving Notes. The Revolving Notes required to be executed by Borrower pursuant hereto; and

(g) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney’s fees) referred to in Section 13.1 of the Credit Agreement, to the extent incurred, shall have been paid in full by the Borrower.

Section 5. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower and Parent each represent and warrant to Agent and each Bank that (a) this Supplement and the Revolving Notes executed pursuant hereto are Loan Documents as defined in the Credit Agreement; (b) the representations and warranties of Borrower and Parent contained in Article VII of the Credit Agreement are true and correct; provided, however, that the reference in Section 7.2 of the Credit Agreement, to financial

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statements will be deemed for purposes of this Supplement to refer to the most recent year end and interim financial statements delivered to Agent pursuant to Section 8.1 of the Credit Agreement; (c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default; and (d) AS OF THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH, IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 6. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Parent, the Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby. Upon the effectiveness of this Supplement in accordance with Section 4 hereof, Schedule 1.1(a) to the Credit Agreement would read as Schedule 1.1(a) attached hereto.

Section 7. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 13.1 of the Credit Agreement incurred by the Agent and its counsel with respect to this Supplement and the documents and transactions contemplated hereby shall be for the account of Borrower.

Section 8. Applicable Law. This Agreement and the Revolving Notes executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 9. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate

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counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Borrower, Parent, the Banks and receipt by Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10. ENTIRE AGREEMENT. THIS SUPPLEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SUPPLEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS SUPPLEMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 11. Survival. All representations and warranties made in this Supplement or any other Loan Document including any Loan Document furnished in connection with this Supplement shall survive the execution and delivery of this supplement and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HORIZON HEALTH CORPORATION HORIZON MENTAL HEALTH MANAGEMENT, INC.

	By:	/s/ John Pitts
John Pitts, Chief Financial Officer

New Total Revolving Commitment:	JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank who was successor in interest by merger to The Chase Manhattan Bank, who was successor in interest by merger to the Chase Bank of Texas, National Association who was formerly know as Texas Commerce Bank National Association), individually as a Bank and as Agent
$30,000,000
	By:	/s/ Matthew H. Hildreth
Matthew H. Hildreth
Senior Vice President

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New Total Revolving Commitment:	BANK OF AMERICA, N.A.
$30,000,000
	By:	/s/ Daniel H. Penkar
	Name:	Daniel H. Penkar
	Title:	Senior Vice President

New Total Revolving Commitment:	WELLS FARGO BANK, N.A. (formerly Wells Fargo Bank Texas, National Association)
$30,000,000
	By:	/s/ Linda G. Davis
	Name:	Linda G. Davis
	Title:	Vice President

New Total Revolving Commitment:	KEYBANK NATIONAL ASSOCIATION
$30,000,000
	By:	/s/ Joanne Bramanti
	Name:	Joanne Bramanti
	Title:	Senior Vice President

New Total Revolving Commitment:	WACHOVIA BANK, NATIONAL ASSOCIATION
$30,000,000
	By:	/s/ Gideon Oosthuizen
	Name:	Gideon Oosthuizen
	Title:	Vice President

New Total Revolving Commitment:	AMEGY BANK, N.A.
$15,000,000
	By:	/s/ Lisa Armstrong
	Name:	Lisa Armstrong
	Title:	Vice President

New Total Revolving Commitment:	SUNTRUST BANK
$10,000,000
	By:	/s/ Mark D. Mattson
	Name:	Mark D. Mattson
	Title:	Managing Director

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